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                                                                 EXHIBIT 10.8

                                    SUBLEASE
            READ CAREFULLY, THIS AGREEMENT AFFECTS YOUR LEGAL RIGHTS


1. PARTIES
This Sublease is entered into by and between SWEET FACTORY, Sublessor, and ASTRO TERRA CORPORATION, Sublessee, as a Sublease under the Master Lease dated FEBRUARY 1, 1995, entered into by TORREY SORRENTO ASSOCIATES, LTD. as Lessor, and Sublessor under this Sublease as Lessee; a copy of the Master Lease is attached hereto as Exhibit A.

2. PROVISIONS CONSTITUTING SUBLEASE
   (a) This Sublease is subject to all of the terms and conditions of the Master Lease in Exhibit A and Sublessee shall assume and perform the obligations of Sublessor and Lessee in said Master Lease, to the extent said terms and conditions are applicable to the Premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the Premises any act or omission which shall violate any term or condition of the Master Lease. In the event of the termination of Sublessor's interest as Lessee under the Master Lease, for any reason, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee.

   (b) All of the terms and conditions contained in the Exhibit A Master Lease are incorporated herein, except for Sections N/A, as terms and conditions of this Sublease (with each reference therein to Lessor and Lessee to be deemed to refer to Sublessor and Sublessee) and, along with all of the following Sections set out in this Sublease, shall be the complete terms and conditions of this Sublease.

3. PREMISES
Sublessor leases to Sublessee and Sublessee hires from Sublessor the following described Premises together with the appurtenances, situated in the City of SAN DIEGO, County of SAN DIEGO, State of CALIFORNIA. 10343 Roselle St. All Suites

4. RENTAL
Sublessee shall pay to Sublessor as rent for the Premises in advance on the first day of each calendar month of the term of this Sublease without deduction, offset, prior notice or demand, in lawful money of the United States, the sum of Eleven Thousand Five Hundred Thirteen and 60/100 ($11,513.60). If the commencement date is not the first day of the month, or if the Sublessee termination date is not the last day of the month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which the Sublease commences and/or terminates.

Receipt of $11,513.60 is hereby acknowledged for rental for the first month, and the additional amount of $11,513.60 as non-interest bearing security for performance under this Sublease. In the event Sublessee has performed all of the terms and conditions of this Sublease throughout the term, upon Sublessee vacating the Premises, the amount paid as a security deposit shall be returned to Sublessee after first deducting any sums owing to Sublessor.

5. TERM
   (a) The term of this Sublease shall be for a period of twenty-three (23) months commencing on February 1, 2000, and ending on December 31, 2001.
   (b) In the event Sublessor is unable to deliver possession of the Premises at the commencement of the term, Sublessor shall not be liable for any damage caused thereby, nor shall this Sublease be void or avoidable but Sublessee shall not be liable for rent until such time as Sublessor offers to deliver possession of the Premises to Sublessee, but the term thereof shall not be extended by such delay. Sublessee, with Sublessor's consent, SHALL takes possession prior to the commencement of the term, NO LATER THAN NOVEMBER 25th FOR THE CONSTRUCTION OF TENANT IMPROVEMENTS.

6. USE
Sublessee shall use the Premises for corporate office, light manufacturing, shipping & receiving and for no other purpose without the prior written consent of Sublessor. Sublessee's business shall be established and conducted throughout the term hereof in a first class manner. Sublessee shall not use the premises for, or carry on, or permit to be carried on, any offensive, noisy or dangerous trade, business, manufacture or occupation nor permit any auction sale to be held or conducted on or about the Premises. Sublessee shall not do or suffer anything to be done upon the Premises which will cause structural injury to the Premises or the building of which the Premises form a part. The Premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated in or upon the Premises which will in any manner injure, vibrate or shake the Premises or


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the building of which it is a part. No use shall be made of the Premises which will in any way impair the efficient operation of the sprinkler system (if any) within the building containing the Premises. Sublessee shall not leave the Premises unoccupied or vacant during the term. No musical instrument of any sort, or any noise making device will be operated or allowed upon the Premises for the purpose of attracting trade or otherwise. Sublessee shall not use or permit the use of the Premises or any part thereof for any purpose which will increase the existing rate of insurance upon the building in which the Premises are located, or cause a cancellation of any insurance policy covering the building or any part thereof. If any act on the part of Sublessee or use of the Premises by Sublessee shall cause, directly or indirectly, any increase of Sublessor's insurance expense, said additional expense shall be paid by Sublessee to Sublessor upon demand. No such payment by Sublessee shall limit Sublessor in the exercise of any other rights or remedies, or constitute a waiver of Sublessor's right to require Sublessee to discontinue such act or use.

7. NOTICES
All notices or demands of any kind required or desired to be given by Sublessor or Sublessee thereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, addressed to the Landlord or Tenant respectively at the addresses set forth after their signatures at the end of this Sublease. All rent and other payments due under the Sublease or the Master Lease shall be made by Sublessee to Sublessor at the same address.

8. HEATING, VENTILATION, AIR-CONDITIONING, PLUMBING & ELECTRICAL Sublessor shall delivery in proper working order the heating, ventilation, air-conditioning systems (HVAC), electrical and plumbing systems of the premises at time of sublease commencement.

Date:   11/22/99
     -----------------------------

Sublessor:     SWEET FACTORY, INC.         Sublessee:  ASTRO TERRA CORPORATION
          ----------------------------               ---------------------------

By:   /s/  [Signature Illegible]           By:   /s/ ERIC KOREVAAR
   -----------------------------------        ----------------------------------

By:   V.P.                                 By:       ERIC KOREVAAR, President
   -----------------------------------

Address: c/o Archibald Candy Corporation   Address: 11526 Sorrento Valley Road
        ------------------------------             -----------------------------
         1137 West Jackson Boulevard
         Chicago, IL 60607                          San Diego, CA 92121
                                                    (858-792-8501)
--------------------------------------     -------------------------------------

(If Sublessor or Sublessee is a corporation, the corporate seal must be affixed and the authorized officers must sign on behalf of the corporation. The Sublease must be executed by the President or a Vice President and the Secretary or Assistant Secretary unless the Bylaws or a Resolution of the Board of Directors shall otherwise provide, in which event the Bylaws or a certified copy of the Resolution, as the case may be must be furnished).

This Sublease has been prepared for submission to your attorney who will review the document and assist you to determine whether your legal rights are adequately protected. Colliers International is not authorized to give legal or tax advice; no representation or recommendation is made by Colliers International or its agents or employees as to the legal sufficiency, legal effect or tax consequences of this document or any transaction relating thereto. These are questions for your attorney, with whom you should consult before signing this document.


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                               [BUILDING LAYOUT]

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                               [BUILDING LAYOUT]



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                               [BUILDING LAYOUT]



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                            SUBLEASE AGREEMENT RIDER

     This Rider is attached to and made part of that certain sublease dated November 19, 1999 (the "SUBLEASE"), by and between the Sweet Factory, Inc., a Delaware corporation (the "SUBLESSOR"), and Astro Terra Corporation, a California corporation (the "SUBLESSEE"), as a sublease under the master lease dated February 1, 1995, (as amended the "PRIME LEASE"), between Sublessor and Torrey Sorrento Associates, Ltd., a California limited partnership (the "PRIME LESSOR").

     All of the terms defined in the Sublease and used herein shall have the same meanings as defined in the Sublease. Any capitalized terms used herein and not defined in the Sublease shall have the same meaning as defined in the Prime Lease. In the event of a conflict or inconsistency between the provisions contained in the Sublease and this Rider, the provisions of this Rider shall prevail.

     In consideration for the mutual covenants and agreements contained in the Sublease and those contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   INCORPORATED PROVISIONS OF PRIME LEASE. Notwithstanding anything in
Section 2 of the Sublease to the contrary, the following Sections of the Prime Lease shall not be incorporated into the Sublease: 1.10, 15, 50-54, 56 57.14,
57.15 and 58.

2. SIGNAGE. Sublessee shall have the right to have signage installed at its sole cost and expense in a manner consistent with other signage in the park for similar space. Sublessee shall submit a plan of sign design to Lessor for approval prior to installation.

3. NO WARRANTY. Notwithstanding anything in Section 2 of the Sublease to the contrary, the Sublessor does not reinforce, reiterate, assume or take responsibility for any warranty made by Prime Lessor regarding the condition of the items listed in Section 2.2 of the Prime Lease, nor shall Sublessor be held responsible for any breach of warranty as provided in Section 2.3 of the Prime Lease.

4. INDEMNIFICATION. Sublessee agrees to pay, and to protect, indemnify and hold harmless Sublessor and its shareholders, directors, officers, employees and agents from and against any liabilities, damages, costs or expenses (including, but not limited to, attorneys' fees and expenses, including all costs of litigation through post-judgment and appellate proceedings, if any) of any nature whatsoever which may be imposed upon, incurred by, or asserted against Sublessor by reason of (a) any incident, injury to, or death of any person or any damage to any property occurring on or about the Premises, or (b) any breach by Sublessee of any term or condition of the Prime Lease or the Sublease, or of any restrictions, statutes, laws, ordinances or regulations affecting the Premises or any part thereof. This Paragraph 3 shall survive the expiration or earlier termination of the Sublease.


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5.   INSURANCE. Sublessee shall accept all of the insurance obligations of the
Sublessor as tenant under the Prime Lease, including, but not limited to the liability insurance under Section 8.1 of the Prime Lease. Sublessee shall include Sublessor and its shareholders, directors, officers, agents and employees as additional named insureds under all insurance policies required under the terms of the Prime Lease and under all insurance policies which Sublessee may carry with respect to the Premises, any property located thereon, or with respect to any claim or accident arising on or about the Premises. Prior to the commencement of the term of the Sublease, Sublessee shall deliver to Sublessor certified copies of the policies of such insurance and certificates showing such policies to be valid and in effect. Any rights of settlement allocated to Sublessor as tenant under the Prime Lease shall be the rights of Sublessor under the Sublease. Notwithstanding anything in Section 2 of the Sublease to the contrary, the Sublessor shall not be required to accept or fulfill the insurance obligations of the Prime Lessor under the Prime Lease.

6. REPAIRS. Notwithstanding anything in Section 2 of the Sublease to the contrary, the Sublessor shall not be held accountable for any repairs required of the Prime Lessor as landlord under the Prime Lease. Any repair, or any cost or expense associated with any repair, required by Section 7.2 of the Prime Lease, or any other provision thereunder, shall not be the responsibility of the Sublessor under the Sublease. Such repairs shall remain the obligation of the Prime Lessor after the execution of the Sublease and Sublessee agrees to indemnify and hold harmless Sublessor against any damages arising from the refusal of the Prime Lessor to perform such repairs or the negligence of the Prime Lessor in its performance of said repairs.

7. ASSIGNMENT/SUBLETTING. Sublessee shall not voluntarily, or by operation of law assign, transfer, mortgage or otherwise encumber (collectively "assign") or sublet all or any part of Sublessee's interest in the Sublease or in the Premises without Sublessor's prior written consent. A change in control of Sublessee shall constitute an assignment requiring Sublessor's consent. The consent of Sublessor to any assignment or subletting shall not constitute a consent to any further assignment or subletting by Sublessee or any assignee of Sublessee. Consent for assignment or subletting under this clause shall not be unreasonably withheld or delayed. In the event that consent of Sublessor is not obtained, Sublessor's maximum remedy shall be to pass through any increases in Sublessor's lease costs due to the exercise by Prime Lessor of the remedy designated in Section 12.1(d) of the Prime Lease.

8. REAL PROPERTY TAXES. Notwithstanding anything in Section 2 of the Sublease to the contrary, the Sublessor shall not be responsible for any real property taxes assessed on the Premises, its Improvements, or any personal property located thereon. Such payment of taxes shall remain the responsibility of the Prime Lessor after the execution of the Sublease.

9. ALTERATIONS. Sublease shall make no major alterations or improvements to the Premises without the prior, written consent of Sublessor, such consent to not be unreasonably withheld. An alteration will not be considered major if it affects less than 100 square feet of interior wall, floor or ceiling area. Alterations already planned and roughly designated in writing to Lessor at the time of this lease are consented to by Sublessor.
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THE PARTIES HAVE EXECUTED THIS RIDER THIS 19 DAY OF NOVEMBER, 1999.


SWEET FACTORY, INC.,                    ASTRO TERRA CORPORATION
a Delaware corporation                  a California corporation



/s/  [Signature Illegible]              /s/  ERIC KOREVAAR
--------------------------------        --------------------------------
by:  [Printed Name Illegible]           by:  Eric Korevaar
   -----------------------------           -----------------------------

its:  V.P.                              its:   President
    ----------------------------            ----------------------------